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                                                                   EXHIBIT 3.133

                                                                     FILED

                                                                  MAR 27 2000

                                                                 Utah Div. of
                                                              Corp. & Comm. Code

                            ARTICLES OF INCORPORATION
                                       OF
                                  STRIGEN, INC.

     The undersigned named natural person of the age of eighteen or more, acting as incorporator of a corporation under the Utah Revised Business Corporation Act, adopts the following articles of incorporation for such corporation:

                                                                             SRG

                                ARTICLE I - NAME

     The name of the corporation is STRIGEN, INC.

                              ARTICLE II - PURPOSE

     The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.

                         ARTICLE III - AUTHORIZED SHARES

     The corporation is authorized to issue 10,000,000 shares of stock (Par value $1/share), one class, with unlimited voting rights, entitled to receive the net assets of the corporation upon dissolution.

                ARTICLE IV - INITIAL REGISTERED OFFICE AND AGENT

     The address of the initial registered office of the corporation is 10011 South Centennial Parkway, Suite 300, Sandy, Utah 84070. The name of the corporation's initial registered agent at such address is Douglas G. Willmore.

                            ARTICLE V - INCORPORATOR

     The name and address of the incorporator is Don Larsen, 638 Scenic Drive, Spanish Fork, Utah 84660.

                         ARTICLE IV - INITIAL DIRECTORS

     The names and addresses of the Initial Directors are as follows:

     David R. Bolick, M.D.
     989 Floret Ln., #33H
     Midvale, UT 84047

     Douglas G. Willmore
     1816 East Michigan Ave.
     Salt Lake City, UT 84108

     Don Larsen
     638 Scenic Dr.
     Spanish Fork, UT 84660

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     IN WITNESS WHEREOF, the undersigned, being the incorporator of the corporation, executes these Articles of Incorporation and certifies to the truth of the facts herein stated, this 27 day of March, 2000.

                                          /s/ Don Larsen
                                          --------------------------------------
                                          Don Larsen, Incorporator

     The undersigned accepts appointment as the Initial registered agent of the corporation.

                                          /s/ Douglas G. Willmore
                                          --------------------------------------
                                          Douglas G. Willmore, Registered Agent

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                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF           C04737743
                                  STRIGEN, INC.

     Pursuant to the provisions of Section 16-10a-l005, of the Utah Revised Business Corporation Act, Strigen, Inc., a Utah corporation, hereinafter referred to as the "Corporation," hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: Article III of the Articles of Incorporation shall be amended to read as follows:

                                   ARTICLE III

     The Corporation shall have the authority to issue a total of 55,000,000 shares of stock consisting of 50,000,000 shares designated as Common Stock, no par value per share (hereinafter referred to as "Common Stock"), and 5,000,000 shares designated as preferred stock, no par value per share (hereinafter referred to as "Preferred Stock").

     Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors without any approval required of the shareholders of the Corporation. Furthermore, the authority to fix and determine the powers, qualifications, limitations, restrictions, designation, rights, preferences, or other variations of each class or series within each class which the Corporation is authorized to issue. The above described authority of the board of directors to fix and determine may be exercised by corporate resolution from time to time as the board of directors sees fit.

SECOND: By executing these Articles of Amendment to the Articles of Incorporation, the directors of the Corporation do hereby certify that on April 1, 2000, the foregoing amendment to the Articles of Incorporation of Strigen, Inc., was authorized and approved pursuant to Section 16-10a-1005, of the Utah Revised Business Corporation Act by the unanimous vote of the directors. No shares were issued and outstanding shares or entitled to vote on the foregoing amendment to the Articles of Incorporation.

DATED this 1st day of April 2000

/s/ David R. Bolick
------------------------------------------
David R. Bolick, Director

/s/ Douglas G. Willmore
------------------------------------------               [SEAL]
Douglas G. Willmore, Director

/s/ Don Larsen
------------------------------------------
Don Larsen, Director